Q2 2025 EARNINGS INVESTOR PRESENTATION July 22, 2025

2 22Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to First Busey Corporation’s (“Busey’s”) financial condition, results of operations, plans, objectives, future performance, and business. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “position,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond Busey’s ability to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (1) the strength of the local, state, national, and international economies and financial markets (including effects of inflationary pressures, the threat or implementation of tariffs, trade wars, and changes to immigration policy); (2) changes in, and the interpretation and prioritization of, local, state, and federal laws, regulations, and governmental policies (including those concerning Busey's general business); (3) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine and the conflict in the Middle East); (4) unexpected results of acquisitions, including the acquisition of CrossFirst, which may include the failure to realize the anticipated benefits of the acquisitions and the possibility that the transaction and integration costs may be greater than anticipated; (5) the imposition of tariffs or other governmental policies impacting the value of products produced by Busey's commercial borrowers; (6) new or revised accounting policies and practices as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board; (7) changes in interest rates and prepayment rates of Busey’s assets (including the impact of sustained elevated interest rates); (8) increased competition in the financial services sector (including from non-bank competitors such as credit unions and fintech companies) and the inability to attract new customers; (9) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (10) the loss of key executives or associates, talent shortages, and employee turnover; (11) unexpected outcomes and costs of existing or new litigation, investigations, or other legal proceedings, inquiries, and regulatory actions involving Busey (including with respect to Busey’s Illinois franchise taxes); (12) fluctuations in the value of securities held in Busey’s securities portfolio, including as a result of changes in interest rates; (13) credit risk and risk from concentrations (by type of borrower, geographic area, collateral, and industry), within Busey's loan portfolio and large loans to certain borrowers (including commercial real estate loans); (14) the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation insurance limits and may withdraw deposits to diversify their exposure; (15) the level of non-performing assets on Busey’s balance sheets; (16) interruptions involving information technology and communications systems or third-party servicers; (17) breaches or failures of information security controls or cybersecurity-related incidents; (18) the economic impact on Busey and its customers of climate change, natural disasters, and exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts; (19) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact Busey's cost of funds; (20) the ability to maintain an adequate level of allowance for credit losses on loans; (21) the effectiveness of Busey’s risk management framework; and (22) the ability of Busey to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect Busey’s financial results, is included in Busey’s filings with the Securities and Exchange Commission. Forward-Looking Statements Forward-Looking Statements

3 32Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Table of Contents Overview of First Busey Corporation (BUSE) 4 2Q25 Review 5 Appendix: 28 Investment Highlights 6 Experienced Management Team 29 Diversified Company with Comprehensive & Innovative Financial Solutions 7 Fully Integrated Wealth Platform 30 Combined Markets Ripe for Growth 8 FirsTech, A Uniquely Positioned Payment Technology Company 31 Compelling Regional Operating Model 9 Purchase Accounting Projections 33 Earnings Performance 10 Non-GAAP Financial Information 34 Fortress Balance Sheet 11 Steadily Building Franchise Value 12 High Quality, Diversified Loan Portfolio 13 High Quality Loan Portfolio: CRE 14 High Quality Loan Portfolio: C&I 15 Credit Profile Bolstered by Strong Reserves 16 Pristine Credit Quality 17 Top Tier Core Deposit Franchise 18 Deposit Cost Trends 19 Net Interest Margin 20 Diversified and Significant Sources of Noninterest Income 21 Wealth Management 22 FirsTech 23 Balanced, Low-Risk, Short-Duration Investment Portfolio 24 Actively Managing Well-Positioned Balance Sheet 25 Focused Control on Expenses 26 Robust Capital Foundation 27

4 42Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) 157+ year old financial institution Corporate headquarters in Leawood, KS Payment Technology Solutions $18.9 Billion Total Assets $14.1 Billion Wealth Assets Under Care 15.8% Total Capital Ratio1 $2.2 Billion Market Cap Premier Commercial Banking Franchise Full-service Trust Company 1 2Q25 capital ratios are preliminary estimates

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 5

2Q25 Review

2Q25 Key Initiatives

- Successful merger of CrossFirst Bank ($7.5 billion in assets) into Busey Bank on 6/20/25. Acquisition of CrossFirst Bankshares was completed on 3/1/25.
  - Core systems fully converted with minimal residual data challenges
  - Adoption of fully integrated customer relationship management, pricing & profitability, and credit lifecycle management tools
  - Limited client impact evidenced by client call volume experiencing a moderate spike and then normalizing within 10 business days
- Balance sheet optimization strategy continued, achieving substantial improvement in net interest margin (+33 bps QoQ excluding purchase accretion), with higher earning asset yields combining with initiatives to reduce high cost non-relationship funding
- Hired 3 new Managing Directors for wealth management in the Central region; experiencing early success with new assets generated during 2Q25 and building strong pipelines
- Closed $215 million preferred stock offering (Nasdaq ticker: BUSEP) priced at 8.25% fixed for life on 5/20/25
  - Proceeds primarily used to pay off $125 million of subordinated debt scheduled to start floating in the mid-9% range on 6/1/25
  - Tier 1 capital ratio[1] increased to 13.7% at 6/30/25 from 12.0% at 3/31/25
- Continued strategic share repurchase program, returning $21.7 million to shareholders during the quarter (weighted average purchase price of $21.40 per share)

Financial Results (Non-GAAP)

Metric [2]	1Q25 [3]	2Q25
Adj. Diluted EPS	$0.57	$0.63
Adj. Net Income	$40 million	$57 million
Adj. Pre-Provision Net Revenue	$55 million	$81 million
Adj. PPNR ROAA	1.50%	1.70%
Adj. ROAA	1.09%	1.21%
Adj. ROATCE	10.64%	13.61%
Net Interest Margin	3.16%	3.49%
Adj. Noninterest Income	$37 million	$39 million
Adj. Efficiency Ratio	58.7%	55.3%

CrossFirst Transaction Strategic Highlights

- Enhances Busey's growth profile with expansion into attractive new markets of Kansas City, Dallas, Denver, Phoenix, Oklahoma City and Wichita
- Leverages excess capital to generate significantly enhanced profitability and return to shareholders while maintaining Busey's hallmark fortress balance sheet
- Combines Busey's low-cost funding base and high-quality commercial portfolio with CrossFirst's attractive markets and commercial loan engine
- CrossFirst's client base is particularly well-suited for Busey's wealth management and payment technology solutions offerings
- Provides economies of scale to drive operating efficiency
- Bolsters executive leadership depth and succession


BUSE Historical Total Assets Trend ($ billions)
$20.0
$10.0
$0.0
$3.7
$18.9
2014 YE
2015 YE
2016 YE
2017 YE
2018 YE
2019 YE
2020 YE
2021 YE
2022 YE
2023 YE
2024 YE
2025 Q2

[1] 2Q25 capital ratios are preliminary estimates | [2] Non-GAAP calculations, see Appendix | [3] 1Q25 reflected one-month contribution from CrossFirst Bank

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 6

Investment Highlights

Powerful Combination of Banking, Wealth, and Payments Business Lines

- Sizable business lines provide for a full suite of solutions for our clients across their lifecycle and drives full client relationships
- Significant revenue derived from diverse and complementary fee income sources
- Noninterest income represented 20.2% of operating revenue for 2Q25 (excludes net securities gains)

Disciplined Growth Strategy Driven by Regional Operating Model

- Organic growth across key business lines driven by an approach that brings the full weight of commercial, wealth, payments, and treasury management operations to market under a regional operating model sales structure
- Efficient branch network — average deposits per branch of $203 million at 6/30/25
- Leverage track record as proven successful acquirer to expand operations through disciplined M&A. Closed TBV-accretive acquisition of CrossFirst on 3/1/25 and merged CrossFirst Bank ($7.5 billion assets) into Busey Bank on 6/20/25

Attractive Profitability and Returns

- Long history of quality earnings performance
- CrossFirst transaction delivers estimated EPS accretion of 18%+ in 2026 (excl. one time merger charges and assuming full realization of expected cost saves) and strong improvements in ROAA, ROATCE, Net Interest Margin, and Efficiency Ratio
- Quarterly dividend of $0.25 (4.1% yield)[2]

Financial Highlights

$ in millions	2023	2024	2Q25	KRX Median MRQ [2]
Total Assets	$12,283	$12,047	$18,919	$30,112
Total Loans	$7,651	$7,697	$13,809	$20,690
Total Deposits	$10,291	$9,982	$15,802	$24,628
Total Equity	$1,272	$1,383	$2,413	$3,535
Total Wealth AUC	$12,137	$13,834	$14,102	NM
NPA/Assets	0.06 %	0.19 %	0.31 %	0.44 %
Net Interest Margin [1]	2.89 %	2.95 %	3.49 %	3.36 %
Adj. Nonint. Income % of Operating Revenue [1]	27.8 %	30.0 %	20.2 %	18.0 %
Adj. PPNR ROAA [1]	1.41 %	1.39 %	1.70 %	NA
Adj. ROAA [1]	1.03 %	0.99 %	1.21 %	1.13 %
Adj. ROATCE [1]	15.0 %	12.3 %	13.6 %	12.9 %
Adj. Efficiency Ratio [1]	58.6 %	61.3 %	55.3 %	56.9 %

BUSE Stock [3]

Market Cap	Price Per Share	Dividend Yield	Price/TBV	Price/2025E [4]
$2.2B	$24.14	4.1%	1.3x	9.7x

BUILT ON A FORTRESS BALANCE SHEET

Pristine asset quality, highly diversified loan portfolio, & capital levels significantly in excess of well-capitalized minimums

[1] Non-GAAP calculation, see Appendix | [2] Most recent quarter reported for KRX components as of 7/21/25 | [3] Market Data for BUSE updated to close on 7/21/25
[4] Based on consensus median net income of covering analysts as of 7/21/25

7 72Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Consolidated | 2 Banking segment, excluding Wealth Management & FirsTech; excludes intracompany eliminations and consolidations | 3 Consolidated; Non-GAAP calculation. Based on a four-quarter average of average tangible common equity | 4 Wealth Management segment | 5 LTM total payments processed | 6 FirsTech segment, excludes intracompany eliminations $11 Billion 45 Million Payments Processed 5 Transactions Processed (LTM) Full suite of diversified financial products for individuals and businesses Wealth & asset management services for individuals and businesses Payment platform that enables the collection of payments across a variety of modules $18.9 Billion Assets 1 12.3% Adj. ROATCE (LTM) 3 $14.1 Billion Assets Under Care 45.7% PT Margin (LTM) $704.0 Million 2Q25 Revenue Annualized 2 $67.7 Million LTM Revenue 4 $21.7 Million LTM Revenue 6 Diversified Company with Comprehensive & Innovative Financial Solutions

8 82Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Combined Markets Ripe for Growth 1 Market Nominal GDP as of 2023 per FRED, Federal Reserve Bank of St. Louis | Note: Does not include markets with populations under 500,000 Source: S&P Capital IQ Pro; Census.gov; BEA.gov 1

9 92Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Compelling Regional Operating Model Integrated enterprise-wide go-to-market strategy focused on combining the power of commercial & wealth to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate Life Equity Lending Sponsor Finance Energy Lending SBA Lending $5B deposits $5B deposits $3B loans $9B AUC $4B AUC $4B loans Midwest Central IL, Indy West Phoenix, Denver, New Mexico Dallas Dallas/Fort Worth, Energy Lending Chicago Chicago suburbs, Joliet St. Louis St. Louis MSA, MO-IL Florida Southwest Florida Central Kansas City, Wichita, Oklahoma City, Tulsa $4B deposits $2B loans $1B deposits $1B loans $1B deposits $2B loans $1.5B loans

10 102Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $30.5 $32.9 $30.9 $39.9 $57.2 $0.53 $0.57 $0.53 $0.57 $0.63 Adj. Net Income Adj. EPS 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 $42.6 $44.1 $42.0 $54.7 $80.8 1.42% 1.46% 1.38% 1.50% 1.70% Adj. PPNR Adj. PPNR / Avg Assets 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 12.9% 13.2% 11.9% 10.6% 13.6% 1.02% 1.09% 1.02% 1.09% 1.21% Adj. ROATCE Adj. ROAA 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 1 Non-GAAP calculation, see Appendix Earnings Performance Adjusted Net Income & Earnings Per Share 1 Adjusted ROATCE & Adjusted ROAA 1 Adjusted Pre-Provision Net Revenue / Avg. Assets 1 Historical Key Rates 2 $ in millions $ in millions 5.38% 5.34% 5.33% 5.16% 4.53% 4.23% 4.59% 4.71% 3.66% 4.25% 3.84% 4.21% 4.33% 3.58% 4.38% 3.88% 4.20% 4.36% 3.81% 4.58% SOFR 2-yr UST 5-yr UST 10-Yr UST 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 2026 Pro Forma Proj.3 ROAA: 1.2%+ 2026 Pro Forma Proj.3 ROATCE: 13%+ $0.35 $0.63 2015 Q2 2016 Q2 2017 Q2 2018 Q2 2019 Q2 2020 Q2 2021 Q2 2022 Q2 2023 Q2 2024 Q2 2025 Q2 $0.00 $0.25 $0.50 $0.75 Earnings Track Record: Adj. EPS 10-Year Trend 2026 Pro Forma Proj.3 ROATCE: 13%+

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 11

Fortress Balance Sheet

High Quality, Resilient Loan Portfolio

- Diversified portfolio, by sector and geographically, conservatively underwritten with low levels of concentration
- Non-performing (0.31% of total assets) and classified assets (7.7% of capital[1]) both remain low
- Very strong reserve levels: ACL/Loans 1.33% | ACL/NPLs 3.36x
- 100 / 300 Test: 46% C&D | 231% CRE

Strong Core Deposit Franchise & Ample Liquidity

- Robust holding company and bank-level liquidity
- Strong, low-cost core deposit franchise (2.21% total cost of deposits in 2Q25)
  - 87.4% loan-to-deposit ratio, 92.5% core deposits[2]
  - 22.7% of total deposits are noninterest-bearing
  - Low level of estimated uninsured & uncollateralized deposits[3] at 33% of total deposits at 6/30/25
- Available sources of on- and off-balance sheet liquidity[4] total $7.9 billion, including $0.8 billion of cash and cash equivalents
- Substantial sources of available off-balance sheet contingent funding totaling $5.0 billion, representing an additional 1.0x coverage of estimated uninsured & uncollateralized deposits[3] at 6/30/25
  - Untapped borrowing capacity ($5.0 billion in aggregate): $1.9 billion with FHLB, $1.4 billion with FRB discount window, $0.5 billion with Unsecured Fed Funds lines, and $1.2 billion brokered deposit capacity

Robust Capital Foundation

- Leverage ratio of 11.3%, CET1 ratio of 12.2%, and Total RBC of 15.8% at 6/30/25[5]
- TCE/TA ratio of 9.27% at 6/30/25[2], up from 8.30% at 6/30/24
- TBV per share of $19.18 at 6/30/25[2] compared to median consensus estimate of $19.01, and an increase of +13.0% from $16.97 at 6/30/24

[1] Capital calculated as Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses | [2] Non-GAAP calculation, see Appendix | [3] Estimated uninsured & uncollateralized deposits consists of the excess of accounts over $250K FDIC insurance limit, less internal accounts, fully-collateralized accounts (including preferred deposits) and pass-through accounts where clients have deposit insurance at the correspondent financial institution | [4] On- and off-balance sheet liquidity is comprised of cash and cash equivalents, debt securities excluding those pledged as collateral, brokered deposits, and Busey's borrowing capacity through its revolving credit facility, the FHLB, the Federal Reserve Bank, and federal funds purchased lines. | [5] Capital ratios are preliminary estimates

12 122Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Steadily Building Franchise Value $11.40 $20.92 2015 Q2 2016 Q2 2017 Q2 2018 Q2 2019 Q2 2020 Q2 2021 Q2 2022 Q2 2023 Q2 2024 Q2 2025 Q2 10 15 20 +6.3% 10-Year CAGR BUSE Tangible Common Book Value / Share (ex-AOCI) 1 Dividend payout ratio has ranged from 40-50% While executing nine strategic acquisitions with disciplined pricing, enhancing franchise value without unduly diluting shareholders Ten years of cultivating long-term value through varied economic environments TBV/Share (ex-AOCI) Dividend 2015 Q2 2016 Q2 2017 Q2 2018 Q2 2019 Q2 2020 Q2 2021 Q2 2022 Q2 2023 Q2 2024 Q2 2025 Q2 1 TBV per share as reported in quarterly filings with add-back of after-tax AOCI at each period-end Note: Downward shift in 1Q25 primarily due to securities repositioning and realized loss of embedded AOCI $26.5 million returned to shareholders YTD 2025 via share repurchases

13 132Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Funded Draws & Line Utilization Rate 4 Commercial & Industrial 32% Owner Occupied CRE 10% Non-Owner Occupied CRE 30% C&D 8% 1-4 Family Residential 14% HELOC 2% Other 4% 43% 43% 43% 50% 52%52% 49% 50% 59% 65% 43% 43% 43% 44% 43% C&I Utilization CRE & Construction Utilization Retail & Other Utilization 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 1 Capital is Busey Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses | 2 Based on loan origination | 3 Revolving Line of Credit 4 Excludes credit card & overdraft protection & includes tranche loan commitments/associated sub notes West (AZ, CO, NM) 7% Central (KC, Wich., OKC, Tulsa) 15% Texas (Dallas/FW) 14% Midwest (Central IL, Indy) 23% East (Chi., STL, SW FL) 30% Verticals 11% $7,588 $7,999 $7,809 $7,696 $9,351 $1,828 $1,943 $1,877 $1,904 $3,332 $3,445 $3,356 $3,270 $5,570 $446 $411 $398 $378 $1,051 $1,982 $2,200 $2,178 $2,145 $2,730 C&I CRE Construction Retail Real Estate & Other 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 $ in millions LTM Core Growth 3 LTM Commercial Growth 3 +82.8% +98.7% Classified Loans / Capital 1 NPLs / Total Loans 7.7% 0.40% High Quality, Diversified Loan Portfolio Loans Trend Loan Portfolio Regional Segmentation 2 Loan Portfolio Composition LTM Growth +82.8% 2Q25 Total Loan Portfolio: $13.8 Billion Consolidation of CrossFirst into Busey resulted in a diversified commercial portfolio with a: Portfolio 2025 Q1 QoQ ∆ 2025 Q2 % of Total East (Chicago, St. Louis, SW FL) $4,194 -$126 $4,068 29 % Midwest (Central IL, Indy) $3,195 +$21 $3,216 23 % Central (KC, Wichita, OKC, Tulsa) $2,059 -$50 $2,009 15 % Texas (Dallas, Fort Worth) $2,015 -$59 $1,956 15 % West (AZ, CO, NM) $947 +$71 $1,018 7 % Verticals $1,458 +$85 $1,543 11 % Total Loans $13,868 -$58 $13,810 100 % Excluding payoffs of ~$69 million in PCD loans risk rated watch or worse, legacy CrossFirst markets posted $31 million of loan growth, or +2.5% annualized, during 2Q25 East decline during 2Q25 primarily tied to Chicagoland, pressured by a few large RLOC3 paydowns where the commitments remain active to fund the next investment opportunity Life Equity Lending, Energy Lending, and Sponsor Finance/Family Office Lending verticals experienced net loan growth during 2Q25 $ in thousands Draws continue on existing Construction lines, while not adding significant new production commitment volume in recent quarters 7.86% 7.69% 7.12% 6.91% 7.13% 5.51% 5.63% 5.47% 5.76% 6.22% 5.33% 5.16% 4.53% 4.33% 4.32% Net New Funding Yield Loan Yield SOFR 30D 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 Loan Yield Seeing some hesitancy to invest, slower loan demand due to uncertain macroenvironment ▪ Larger share of C&I ▪ Unchanged NOOCRE distribution ▪ Lower Residential and Consumer lending exposure And a continued focus on strong asset quality:

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 14

High Quality Loan Portfolio: CRE

Investor Owned CRE Loans by Property Type [1]

$ in millions Property Type	6/30/25 Balances	% of Total Loans	6/30/25 Classified Balances
Apartments	$908.0	6.6 %	$0.0
Industrial/Warehouse	893.6	6.5 %	0.1
LAD	788.8	5.7 %	0.3
Retail	753.5	5.5 %	6.2
Traditional Office	483.2	3.5 %	0.5
Hotel	355.5	2.6 %	0.0
Student Housing	249.0	1.8 %	3.6
Specialty	180.4	1.3 %	0.0
Medical Office	158.3	1.1 %	2.8
Senior Housing	157.2	1.1 %	0.0
Nursing Homes	109.8	0.8 %	0.0
1-4 Family	83.3	0.6 %	0.2
Health Care	20.0	0.1 %	0.0
Restaurant	30.1	0.2 %	0.0
Other	29.5	0.2 %	0.0
Grand Total	**$5,200.2**	**37.6 %**	**$13.7**

Only 0.3% of total CRE-I loans are classified

100/300 Test:
46% C&D
231% CRE-I

Limited office and metro central business district exposure; granting credit to well-capitalized in-market borrowers

Owner Occupied CRE Loans by Property Type

$ in millions Property Type	6/30/25 Balances	% of Total Loans	6/30/25 Classified Balances
Industrial/Warehouse	$446.2	3.2 %	$8.7
Specialty	292.4	2.1 %	8.6
Traditional Office	198.2	1.4 %	1.4
Medical Office	140.2	1.0 %	0.0
Restaurant	115.5	0.8 %	0.0
Retail	114.5	0.8 %	2.7
1-4 Family	36.2	0.3 %	1.4
LAD	9.2	0.1 %	0.0
Nursing Homes	1.6	0.0 %	0.0
Health Care	0.4	0.0 %	0.0
Other	84.8	0.6 %	1.6
Grand Total	**$1,439.2**	**10.3 %**	**$24.4**

Only 1.7% of total OOCRE loans are classified

OOCRE properties are underwritten to operating cash flow and guidance requires a 1.20x FCCR[2]

Lower risk profiles as underwritten to the primary occupying business and are not as exposed to lease turnover risks

All data as of 6/30/25

$ in millions Investor Owned CRE Metric	Traditional Office	Medical Office	Top 10 Largest Office Loans
Total Balances	$483.2	$158.3	$198.7
% of Total CRE-I	9.3 %	3.0 %	3.8 %
% of Total Office CRE-I	75.3 %	24.7 %	31.0 %
# of Loans	220	63	10
Average Loan Size	$2.2	$2.5	$19.9
Total Classified	$0.5	$2.8	$0.0
Weighted Avg Current LTV	59 %	61 %	62%

Top Ten Largest Office Loans

Weighted Average DSCR[3]:	**1.35**
Weighted Average Debt Yield[4]:	**10.3%**
WAvg 1-Year Lease Rollover:	**3.7%**
WAvg 2-Year Lease Rollover:	**6.7%**

[1] Investor owned CRE (CRE-I) includes C&D, Multifamily and non-owner occupied CRE | [2] Fixed Charge Coverage Ratio | [3] Debt Service Coverage Ratio
[4] Net Operating Income of property divided by Loan Amount

15 152Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE ▪ 32% of total loan portfolio ▪ Legacy CrossFirst Bank contributed 50%+ of total C&I loan portfolio ▪ Includes CrossFirst’s energy loan portfolio which totaled $320 million at 6/30/25 ▪ C&I loans are generally underwritten to a 1.20x FCCR1 requirement and RLOCs greater than $1 million require a monthly borrowing base ▪ C&I lines of credits have an overall utilization of 52%, demonstrating substantial borrowing capacity and appropriate revolving of most lines ▪ Diversified portfolio results in low levels of concentrated exposure ▪ Top concentration in one industry - Finance & Insurance - is 17% of C&I loans, or 6% of total loans ▪ The majority of the Finance & Insurance portfolio is secured by marketable securities ▪ Substantial diversification among the subsectors in the manufacturing portfolio, with strong core credits ▪ 2.8% of C&I loans are classified, compared to 2.8% in 1Q25 and 2.5% in 2Q24 1 Fixed Charge Coverage Ratio High Quality Loan Portfolio: C&I C&I Loans by Sector $ in millions NAICS Sector 6/30/25 Balances % of Total Loans 6/30/25 Classified Balances Finance and Insurance $766.9 5.6% $6.0 Manufacturing 516.2 3.7% 41.5 Real Estate and Rental and Leasing 403.4 2.9% 7.3 Food Services and Drinking Places 394.4 2.9% 0.9 Mining, Quarrying, Oil, Gas Extraction 320.7 2.3% 0.0 Construction 310.6 2.2% 4.2 Transportation 232.7 1.7% 4.4 Other Services (except Public Admin.) 222.5 1.6% 0.8 Retail Trade 214.6 1.6% 3.1 Wholesale Trade 210.1 1.5% 20.1 Agriculture, Forestry, Fishing, Hunting 169.2 1.2% 3.6 Health Care and Social Assistance 136.7 1.0% 6.2 Educational Services 133.9 1.0% 0.1 Professional, Scientific, Tech. Svcs. 101.7 0.7% 17.9 Arts, Entertainment, and Recreation 83.7 0.6% 1.2 Information 63.6 0.5% 2.4 Public Administration 46.1 0.3% 0.0 Accommodation 42.9 0.3% 0.0 Waste Management Services 32.5 0.2% 0.0 Administrative and Support Services 18.5 0.1% 0.0 Mgt of Cos. and Enterprises 16.8 0.1% 0.2 Utilities 4.9 0.0% 2.8 Other 7.7 0.1% 0.0 Grand Total $4,450.1 32.1% $122.5 ▪ ▪ <5% of Loan Portfolio are shared national credits. Both companies have historically only participated in syndications with borrowers that have had a long-standing relationships with the banks. For participations, to manage exposure CFB typically has sold participation balances that almost offset participations purchased. Ended year-end in approximately net +$200mm purchased position, but can change by quarter and based on draws.

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 16

Credit Profile Bolstered by Strong Reserves


1.41%
Allowance to Loans
$195.2
-$1.6
Majority represented by charge-off of one C&I credit identified and marked down ~75% during due diligence
-$11.8
Release primarily attributable to the resolution of one fully-marked legacy CrossFirst verticals credit that had been rated classified
-$11.3
Charge-off of one legacy Busey medical office credit in Chicagoland that was downgraded to criticized in 1Q24 and then to classified in 1Q25
$12.8
Non-PCD provision to support charge-offs and adjust for loan portfolio mix and economic factors
1.33%
Allowance to Loans
$183.3
1Q25 ACL
PCD[1] Charge-Offs and Recoveries
Release of PCD Provision
Non PCD Charge-Offs and Recoveries
Non PCD Provision Expense
2Q25 ACL

Allowance / NPLs Multiple


$ in thousands
Increase due to CrossFirst Bank contribution of ~$48 million of NPLs in 1Q25
5.22
5.82
11.74
3.59
3.36
$16,852
$15,740
$7,816
$23,237
$54,555
2021 YE
2022 YE
2023 YE
2024 YE
2025 Q2
Busey Bank NPLs
Allowance/NPLs (x)

Allowance / NPAs Multiple


$ in thousands
Increase due to CrossFirst Bank contribution of ~$52 million of NPAs in 1Q25
4.13
5.52
11.55
3.58
3.15
$21,268
$16,590
$7,941
$23,300
$58,151
2021 YE
2022 YE
2023 YE
2024 YE
2025 Q2
Busey Bank NPAs
Allowance/NPAs (x)

Provision for Unfunded Commitments

- Provision for unfunded commitments, formerly reported within noninterest expense, was moved to provision expense during 2Q25 to align with best practices
  - $4.7 million total unfunded provision was booked during quarter, $4.0 million of which was a nonrecurring provision expense related to adjustment of the initial provision as a result of the adoption of a new CECL model

[1] Purchase credit deteriorated; purchased financial assets with credit deterioration are acquired individual financial assets (or acquired groups of financial assets with shared risk characteristics) that, as of the date of acquisition, have experienced a more-than-insignificant deterioration in credit quality since origination, as determined by an acquirer's assessment

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 17

Pristine Credit Quality

- Conservative underwriting structures have resulted in a legacy of pristine credit quality
- Strong portfolio management that identifies early warning indicators and proactively engages the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession)
- Post-acquisition of CrossFirst, classified assets as a percentage of capital increased from 5.6% at 12/31/24 to a still low 7.7% at 6/30/25
- Loans 90+ days past due and still accruing remained low at $0.9 million at 6/30/25. Loans 30-89 days past due increased by $23.6 million compared to 3/31/25, with the increase primarily attributable to two commercial credits, one of which representing approximately $12.5 million was brought current after the end of 2Q25.
- 2Q25 net charge-offs totaled $12.9 million, primarily related to one legacy Busey medical office credit in Chicagoland that was downgraded to criticized in 1Q24 and then to classified in 1Q25
- OREO balances total $3.6 million

Classifieds / Capital [1]

$ in millions


Bank Tier 1 Capital + ACL
Classified/Capital
$1,329
6.9%
$1,398
7.7%
$1,455
5.0%
$1,522
5.6%
$2,282
7.7%
2021 YE
2022 YE
2023 YE
2024 YE
2025 Q2

	2021 YE	2022 YE	2023 YE	2024 YE	2025 Q2
BUSE Classified Assets	$91.8	$107.1	$72.3	$85.3	$175.7

NPAs / Assets

$ in millions


Busey
CrossFirst
KRX Median
0.58%
0.25%
0.17%
0.20%
0.23%
0.13%
0.34%
0.31%
0.06%
0.52%
0.46%
0.19%
0.31%
2021 YE
2022 YE
2023 YE
2024 YE
2025 Q2

	2021 YE	2022 YE	2023 YE	2024 YE	2025 Q2
BUSE NPAs	$21.3	$16.6	$7.9	$23.3	$58.2

NCOs / Average Loans [2]

$ in millions


Busey
CrossFirst
KRX Median
0.30%
0.06%
0.03%
0.08%
0.05%
0.01%
0.16%
0.03%
0.23%
0.19%
0.09%
0.37%
(Annualized)
2021 YE
2022 YE
2023 YE
2024 YE
2025 Q2

	2021 YE	2022 YE	2023 YE	2024 YE	2025 Q2
BUSE NCOs	$2.2	$0.9	$2.3	$18.2	$12.9

[1] Capital calculated as Busey Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses
[2] Average loans was calculated as the average of the ending portfolio loan balances over the most recent four quarters

18 182Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-Int DDA 23% Int DDA 20% Savings & MMDA 41% CD <250k 11% CD >250k 5% 1 Non-GAAP calculation, see Appendix | 2 Other deposits include brokered MMA, brokered CDs, ICS Demand & Savings, CDAR CDs Core Deposits 1 92.5% MRQ Avg Cost of Total Deposits 2.21% MRQ Avg Cost of Non-Time Deposits 1.87% Avg Deposits per Branch $203 million $10,068 $10,004 $10,050 $12,179 $15,993 80.2% 78.5% 77.1% 84.3% 87.4% Retail Commercial Public Other ² Avg Deposits LDR 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 $9,627 $9,619 $9,591 $9,635 $14,870 $15,802 $9,812 $10,002 $9,671 $9,677 $9,650 $15,000 96.7% 96.4% 96.5% 96.5% 90.3% 92.5% Core Deposits Avg Core Deposits Core/Total Deposits 2024 Q1 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 $ in millions Top Tier Core Deposit Franchise Deposit Portfolio Composition Total Deposits & Loan-to-Deposit Ratio Core Deposits 2 / Total Deposits $9,976 $9,943 $9,982 $16,459 $15,801 $ in millions Total Deposits: $15.8 Billion ▪ Asset base compressed and we continue to work toward a more efficient balance sheet with runoff of brokered and other higher cost non-relationship deposits ▪ Deposit growth projected to be in-line with loan growth in 2H25 ▪ Core deposit growth is a key strategic priority and is a component of performance metrics for incentive plans ▪ Long-run optimal operating target of ~85% loan-to-deposit ratio and 95%+ core deposits Deposit Portfolio Regional Segmentation Portfolio 2025 Q1 QoQ ∆ 2025 Q2 % of Total East (Chicago, St. Louis, SW FL) $4,627 +$120 $4,747 30 % Midwest (Central IL, Indy) $5,184 +$18 $5,202 33 % Central (KC, Wichita, OKC, Tulsa) $4,232 -$716 $3,516 22 % Texas (Dallas, Fort Worth) $1,054 -$118 $936 6 % West (AZ, CO, NM) $929 -$62 $867 6 % Verticals $433 +$100 $533 3 % Total Loans $16,459 -$658 $15,801 100 % Result of targeted $422 million reduction in corporate wholesale deposits, as well as seasonal tax payments by the client base Increase primarily attributable to public fund inflows Outflows noted from active clients due to seasonal tax payments and other typical business activities; no significant client losses noted $ in thousands 96.4% 96.5% 96.5% 90.3% 92.5% 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 Core Deposits 1 / Total Deposits Notable $422 million decrease in “Other” with targeted reduction in brokered deposits $174 million and $257 million QoQ declines in Commercial and Retail, respectively, largely reflective of seasonal tax outflows that are partially counterbalanced by public deposit inflows Public deposits up $195 million, demonstrating typical seasonality with inflows occurring in 2Q & 3Q

19 192Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1.75% 1.85% 1.75% 1.91% 2.21% 2.27% 2.33% 2.19% 2.00% Busey KRX Median 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 1.00% 1.50% 2.00% 2.50% 3.00% BUSE Cost of Deposits Effective Fed Funds Rate (Qtr Avg)¹ 2Q 15 2Q 16 2Q 17 2Q 18 2Q 19 2Q 20 2Q 21 2Q 22 2Q 23 2Q 24 2Q 25 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 4.0% 4.5% 5.0% 5.5% 6.0% Deposit Cost Trends Total Cost of Deposits vs. Peers Historical Cost of Deposits, 2Q15 - 2Q25 Cost of deposits had been at ~30% of Fed Funds over the last three cycles (2 tightening, 1 easing) fully lagged. Busey will run at ~50% of Fed Funds going forward, which will slowly shrink with continued actions to reduce wholesale funding reliance. 1 Quarterly effective Fed Funds per FRED, Federal Reserve Bank of St. Louis. Average during quarter, not seasonally adjusted $589 $220 $65 $10 2025 Q1 2025 Q2 2025 Q3 2025 Q4 Brokered CD Quarter-End Balances $ in millions Future quarter projections based on scheduled maturities 4.4% WAvg Rate on remaining Brokered CDs ▪ Post-acquisition of CrossFirst, implemented balance sheet optimization strategy with reduction of wholesale and other high-cost non-relationship funding to drive down combined cost of deposits ▪ Brokered CD balances reduced by $369 million during 2Q25 and another $155 million reduction anticipated in 3Q25 ▪ An overall higher mix of indexed & wholesale deposits and a full quarter of the combined funding base increased total deposit costs from 1Q25 to 2Q25, met with a concurrent increase in loan yields ▪ Shifted rate assumptions to one Fed Funds upper limit rate cut of 25 bps in Oct. 2025 and a second 25 bps cut in Dec. 2025 ▪ With assumed rate cuts and continued optimization of the balance sheet, expect total cost of deposits in a range of 2.00-2.15% for 2H25 ▪ Short duration non-brokered CD portfolio has a weighted average remaining life of 4.7 months and weighted average rate of 3.7%

20 202Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $82.9 $83.0 $82.0 $104.3 $154.0 $82.1 $81.7 $81.2 $101.6 $146.9$0.8 $1.3 $0.8 $2.7 $7.1 Net Interest Income ¹ Purchase Accounting Accretion 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 4.83% 4.90% 4.75% 5.08% 5.63% 1.88% 1.98% 1.89% 2.02% 2.29% 3.03% 3.02% 2.95% 3.16% 3.49% 0.03% 0.05% 0.03% 0.08% 0.16% Earning Assets Cost of Funds NIM Accretion 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 3.16% +0.54% +0.04% +0.02% -0.25% -0.12% +0.02% +0.08% 3.49% 1Q25 NIM Loan Rate/ Volume March 2025 Securities Repositioning Preferred Stock Issuance & Sub Debt Payoff Deposit Funding Cost Other Cash & Securities Impact Funding Mix Purchase Accounting Contribution 2Q25 NIM 1 Tax-equivalent adjusted amounts; Non-GAAP, see Appendix $ in millions Primarily the impact of loan production and contribution of a full quarter of CrossFirst Bank Full quarter impact of higher funding costs associated with the CrossFirst deposit base Net Interest Margin Bridge Factors contributing to +33 bps NIM expansion during quarter (+25 bps excluding accretion) Net Interest Margin Trend 1Net Interest Income Trend 1 Net Interest Margin Mix reduction of securities/ restricted stock and lower yielding cash contributions Increased purchase accounting accretion from CrossFirst transaction Impact from repositioning of legacy Busey investment portfolio executed in late March, selling $203 million of AFS securities at a $15.5 million income statement loss 2025 Q2 Projected NIM: 3.40%+ Note: Company Purchase Accounting Schedule in appendix Item 1Q25 2Q25 Loan Yield 3/31/2025 3/1/2025 Securities Yield Total Interest Earning Assets Yield Total Cost of Deposits Cost of Borrowings Total Interest Bearing Liablilities Net Interest Margin NIM less Purch. Acct. Accr.* Average Earnings Assets Mix reduction with borrowings becoming a significantly less material piece of interest expense Impact from paying off $125 million of subordinated debt with preferred stock issuance closed on May 20 Avg IE Assets ($B) $11.00 $10.94 $11.05 $13.36 $17.70 NIM excluding accretion up 25 bps QoQ

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 21

Diversified and Significant Sources of Noninterest Income

20.2% **Adjusted Noninterest Income / Total Revenue**

2Q25 adjusted noninterest income contributed 20.2% of total operating revenue (excludes net securities gains)

69.2% **Wealth + Payment Tech + Treasury Management / Total Noninterest Income**

69.2% of 2Q25 adjusted noninterest income is contributed by wealth management fees, wealth management referral income included in other noninterest income, payment technology solutions revenue, and treasury management services revenue

Adjusted Noninterest Income / Operating Revenue [1]


$ in millions
$116.3
$82.5
29.0%
$33.8
2024 Q2
$117.7
$82.6
29.8%
$35.0
2024 Q3
$117.0
$81.6
30.3%
$35.4
2024 Q4
$140.7
$103.7
26.3%
$37.0
2025 Q1
$192.0
$153.2
20.2%
$38.9
2025 Q2
Adj. Nonint. Inc.
Net Interest Income
Adj. Nonint. Inc./Op. Rev.

Sources of Noninterest Income

$ in thousands

Noninterest Income Detail	2024 Q2	YoY Change	2025 Q2	% of Total (Adj.)
Wealth Management Fees	$15,917	+5 %	$16,777	43 %
Payment Technology Solutions	5,915	-16 %	4,956	13 %
Treasury Management Services	2,145	+132 %	4,981	13 %
Card Services and ATM Income	3,430	+42 %	4,880	13 %
Other Service Charges on Deposit Accounts	2,321	-35 %	1,513	4 %
Mortgage Revenue	478	+62 %	776	2 %
Income on Bank Owned Life Insurance	1,442	+21 %	1,745	4 %
Other Noninterest Income[2]	2,131	+52 %	3,238	8 %
Noninterest Income (ex-securities gains/losses)	**$33,779**	***+15%***	**$38,866**	***100 %***
Gain on Mortgage Servicing Rights Sale	277		—	
Net Securities Gains (Losses)	(353)		5,997	
Total Noninterest Income	**$33,703**	***+33%***	**$44,863**	

Payment Technology Solutions is the consolidated revenue from FirsTech, which includes lockbox/ACH payment processing, merchant services, online payments, and other electronic pmts

Treasury Management Services includes commercial cash mgt services, wires, and other commercial business service charges

2Q25 includes $1.2 million of interchange from corporate credit cards that are managed within Treasury Management division

Minimal contribution from other service charges such as NSF, overdraft, and consumer deposit fees

2Q25 net securities gain is related to BUSE's ~3% equity stake in a financial institution that was the target of announced acquisition at a 50%+ market premium during the quarter

[1] Non-GAAP calculation, see Appendix
[2] Approximately $0.1 million and $0.2 million of Other Noninterest Income was attributable to the wealth segment in 2Q24 and 2Q25, respectively

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 22

Wealth Management

- Assets Under Care (AUC) of $14.1 billion, a QoQ increase of $0.4 billion and a YoY increase of $1.1 billion, or +8%
- 2Q25 Wealth segment revenue of $17.0 million, a YoY increase of +5%
- Pre-tax net income of $7.7 million, a YoY increase of +5%
- Pre-tax profit margin of 45.1% in 2Q25 and 45.7% over the last twelve months
- Hired 3 new Managing Directors in the Central region; have experienced early success with new assets generated during 2Q25 and building strong pipelines
  - Significant volume of applicants and strong talent pipeline under review for the next targeted expansion regions of West and Texas
- Our fully internalized investment team continues to produce excellent returns, focused on long-term outperformance of benchmarks
  - The team's blended portfolio has outperformed the blended benchmark[2] over the last 3 years and over the last 5 years

Assets Under Care


$ in millions
$13,020
$13,690
$13,834
$13,678
$14,102
2024 Q2
2024 Q3
2024 Q4
2025 Q1
2025 Q2

Wealth - Revenue and Pre-tax Income[1]


$ in millions
$16.1
$16.2
$17.0
$17.6
$17.0
45.4%
45.7%
45.4%
46.6%
45.1%
$7.3
$7.4
$7.7
$8.2
$7.7
2024 Q2
2024 Q3
2024 Q4
2025 Q1
2025 Q2
Revenue
Pre-Tax Net Income
Pre-Tax Profit Margin

Wealth Revenue Composition[1]


$ in millions
$16.1
$16.2
$17.0
$17.6
$17.0
2024 Q2
2024 Q3
2024 Q4
2025 Q1
2025 Q2
Trust
Brokerage
Tax Planning
Estate Settlement
Ag Services
Other

[1] Wealth Management segment | [2] Blended benchmark consists of 60% MSCI All-Country World Index and 40% Bloomberg Intermediate Govt/Credit Index

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 23

FirsTech

- 2Q25 segment revenue of $5.4 million
- Shift to new go-to-market strategy in 3Q24 that is focused on key competencies of integrated receivables, merchant services, and online payments has slowed growth in near-term
  - Recent client wins under new go-to-market is projected to result in revenue ramp in late 2025 and into 2026
  - New go-to-market resulting in solid pipeline growth with enterprise and financial institutions
- Winning new opportunities within client's payments ecosystems due to higher quality service levels and ability to onboard new clients much quicker than competitors

$21.7 million *LTM Revenue*[1]

$11 billion *Payments processed LTM*

45 million *Transactions processed LTM*



Integrated Receivables 24%
Merchant Processing 24%
2Q25 FirsTech Revenue Mix
Online Payments 21%
Other Electronic Payments 31%

Integrated Receivables

- FirsTech's long-term core integrated receivables offerings have historically acted as a lead-in opportunity to expand services with existing clients
- Two largest deals in FirsTech history signed in 2024
- During 3Q24, opened processing site in Glenview, IL to support scale in Chicagoland; multiple new client opportunities generated because of this new capture location

Merchant Processing

- Merchant is the primary referral opportunity for many new commercial clients, including legacy CrossFirst clients
- High referral rate from Busey Bank and successful partnerships closed with existing commercial clients
- Diversified revenue stream that is serving over 1,000 merchant accounts and has experienced increasing deal size

Online Payments

- Recent launch of innovative and configurable consumer payment platform has driven refreshed client interest
- Early success from new and existing customers, indicated by strong Net Promoter Score (NPS) results
- PayFusion product (comprehensive payments platform for businesses) has continued to receive positive feedback from customers & partners
- Expansion with enterprise customers and financial institutions is showing promising results

[1] Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations

24 242Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE U.S. Treas. & Agencies 4% Municipals 8% CMOs 30% Residential MBS 27% Commercial MBS 17% CLOs 12% Corporate 2% $2,937 $2,859 $2,882 $3,290 $3,214 $2,086 $2,020 $2,055 $2,475 $2,411 $851 $839 $827 $815 $803 2.73% 2.70% 2.66% 3.20% 3.27% Amortized Cost AFS Amortized Cost HTM Tax Equivalent Yield 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 Balanced, Low-Risk, Short Duration Investment Portfolio Securities Portfolio - Amortized Cost vs. TE YieldInvestment Portfolio Composition 94% of Municipal holdings rated AA or better and 6% rated A $ in millions AFS % of Amortized Cost 75% HTM % of Amortized Cost 25% Total Securities (Amortized Cost): $3.2 Billion ▪ Post-CrossFirst acquisition, shifted the mix of the combined securities portfolio to achieve optimal balance across risk & income spectrum via repositioning of both the marked CrossFirst portfolio and the legacy AFS Busey portfolio ▪ Carrying value of investment portfolio is 17% of total assets, down from 24% in 4Q24 ▪ Tax equivalent yield increased by +7 bps QoQ, following a +54 bps increase in 1Q25 ▪ BUSE carried $803 million in held-to-maturity (HTM) securities as of 6/30/25 (HTM AOCI of -$20 million at 6/30/25) ▪ After-tax net AFS unrealized loss position of $128 million and accumulated loss position of $9 million on cash flow hedges (captured in total AOCI) Duration 4.9 years Ex-HTM Duration 4.6 years Collateralized Loan Obligation portfolio consists of 86% rated AAA and 14% rated AA 97% of Corporate holdings are investment grade All Mortgage-Backed Securities & Collateralized Mortgage Obligations are Agency

2Q25 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
25

Actively Managing Well-Positioned Balance Sheet

Rate Structures of Loan Portfolio in 2Q25

Recent launch of loan pricing software has further driven focus on pricing discipline and term structure for both loans and deposits


Floating
54%
Fixed
37%
Variable
9%

Floating & Variable Index Rates


SOFR
65%
Treasury
9%
Prime
26%

Substantial amount of low-yield loans & securities scheduled to roll off

Repricing / Maturity of Fixed Rate Loans

	2H25	2026	2027	2028
Balances ($ millions)	$453	$784	$895	$706
Weighted Average Rate	5.0 %	4.5 %	4.7 %	5.5 %

Roll Off of AFS Securities

	2H25	2026	2027	2028
Roll Off Cash Flow ($ millions)	$181	$290	$263	$343
Approximate Roll Off Yield	2.5 %	2.6 %	3.0 %	3.5 %

Net Interest Income Rate Sensitivity

Balance sheet well-positioned for rate neutrality

Based on Static Balance Sheet

Rate Shock	Year 1 NII Impact	Year 2 NII Impact
+200 bps	+5.6%	+5.8%
+100 bps	+2.8%	+2.9%
-100 bps	-2.1%	-3.2%
-200 bps	-3.5%	-6.2%

Balance sheet is projected over one- & two-year time horizons and net interest income is calculated under current market rates assuming permanent instantaneous shifts

Consolidated Deposit Cost of Funds

Cost of funds increased with the higher mix of acquired indexed/managed rate client deposits and brokered funding. Continue to roll off brokered and higher cost non-relationship funding which is anticipated to compress the asset base in the short term but also help to reduce overall funding cost. Presented below is a trend of illustratively combined historical deposit costs for Busey Bank + CrossFirst Bank as a percentage of the Fed funds upper limit quarterly average. A long-run normalized funding cost of the deposit book is anticipated to range between 45%-50% of the upper limit of the Fed funds target range.


32%
32%
34%
36%
42%
49%
2024 Q1
2024 Q2
2024 Q3
2024 Q4
2025 Q1
2025 Q2
Total Cost of Deposits as % of Fed Funds 1

[1] Cost of deposits as a percentage of Fed Funds are calculated based on an average fed funds target rate of 5.50% (1Q24, 2Q24), 5.43% for 3Q24, 4.82% for 4Q24, and 4.50% for 1Q25 & 2Q25

26 262Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 1 Non-GAAP, see Appendix| Note: Certain totals above may not tie exactly due to rounding. Detail amounts can be found in Non-GAAP table within Appendix ▪ Efficiency gains accelerated with integration of CrossFirst Bank into Busey ▪ Continue to be mindful and diligent on expenses; focused on employing the best talent and deploying a best-in-class product set to position the company for future growth ▪ Adjusted core expenses1 of $106.6 million in 2Q25 ▪ Adjusted core expense to average assets1 of 2.24% for 2Q25 ▪ $11.8 million of average earning assets per employee for 2Q25 ▪ Non-operating other expenses during 2Q25 were comprised of $16.6 million of expenses related to the CrossFirst acquisition ▪ Provision for unfunded commitments, formerly reported within noninterest expense, was moved to provision expense during 2Q25 to align with best practices $75.9 $75.5 $78.6 $112.0 $127.8 60.9% 60.2% 61.8% 58.7% 55.3% Expenses ex-Acq. Acquistion & Restruct. Exp. Adj. Efficiency Ratio¹ 2024 Q2 2024 Q3 2024 Q4 2025 Q1 2025 Q2 $ in millions Noninterest Exp. $75.9 $75.5 $78.6 $112.0 $127.8 Amort. of Intangibles $2.6 $2.5 $2.5 $3.1 $4.6 NIE ex- Intangibles Amort. 1 $73.3 $73.0 $76.1 $108.9 $123.2 Acquisition & Restruct. Exp. $2.2 $1.9 $3.6 $26.0 $16.6 Adjusted NIE 1 $71.1 $71.1 $72.5 $82.9 $106.6 Noninterest Expense Focused Control on Expenses Item Expectations at Announcement Actual Results & Updated Expectations at Close Closing Date 3/31/2025 3/1/2025 TBV Dilution (0.6) % Accretive TBV Earnback ~6 months Accretive 2026 EPS Accretion (excl. one-time charges and with fully realized cost saves) 20%+ 18%+ Loan Mark $208 million $200 million Core Deposit Intangible $51 million $82 million 2025 Cost Saves ~$25 million (5% of combined NIE) ~$25 million (5% of combined NIE) One-Time Merger Charges (non-capitalized) $75.3 million $77.8 million Total Risk Based Capital 14.1% 15.1% ▪ Expected cost saves of ~$25 million (~70% personnel) from the CrossFirst acquisition remain on track ▪ Exited 2Q25 with ~70% of savings implemented in expense run rate (primarily personnel) and anticipate 100% implemented in run rate when exiting 4Q25 ▪ Projecting 50% of the identified $25 million cost saves total to be realized in the 2025 expense base and 100% realized in 2026 ▪ Anticipate ~$20 million of remaining acquisition expenses related to the CrossFirst transaction with most to be recognized over the next 4 to 5 quarters CrossFirst Bankshares acquisition expense impacts

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 27

Robust Capital Foundation

Capital position remains robust even after impact from the strategic deployment of capital for the CrossFirst acquisition and Busey's active share repurchase program ($21.7 million and $4.8 million returned to shareholders in 2Q25 and 1Q25, respectively)

Tangible Common Equity [1] & CET1 Ratios [2]


$ in millions
13.2%
13.8%
14.1%
12.0%
12.2%
$963
$1,035
$1,017
$1,676
$1,709
8.3%
8.9%
8.7%
8.8%
9.3%
2024 Q2
2024 Q3
2024 Q4
2025 Q1
2025 Q2
TCE
TCE Ratio
CET1 Ratio

Total Capital Ratio [2]


$ in millions
17.5%
$1,589
18.2%
$1,610
18.5%
$1,626
$2,323
$2,435
$681
$725
$749
$761
$889
14.9%
15.8%
10.0%
$908
$885
$877
$1,561
$1,546
2024 Q2
2024 Q3
2024 Q4
2025 Q1
2025 Q2
Well Cap Min
Excess over Min
Total Capital Ratio
Min Ratio

Leverage Ratio [2]


$ in millions
10.7%
11.0%
11.1%
12.9% (3)
11.3%
$2,112
$1,880
$1,275
$1,297
$1,314
4.0%
2024 Q2
2024 Q3
2024 Q4
2025 Q1
2025 Q2
Tier 1 Capital
Leverage Ratio
Min Ratio

Consolidated Capital as of 6/30/25 [2]

$ in millions

	Common Equity Tier 1 Ratio	Tier 1 Capital Ratio	Total Capital Ratio
Capital Ratio	12.2 %	13.7 %	15.8 %
Minimum Well Capitalized Ratio	*6.5 %*	*8.0 %*	*10.0 %*
Amount of Capital	$1,889	$2,112	$2,435
Well Capitalized Minimum	*$1,005*	*$1,237*	*$1,546*
Excess over Well Capitalized Minimum	$884	$875	$889

[1] Non-GAAP calculation, see Appendix | [2] 2Q25 capital ratios are preliminary estimates | [3] 1Q25 leverage ratio skewed high due to only one-month of CrossFirst in average total assets

Appendix

29 292Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Has served as Vice Chairman & President of First Busey Corporation and President & CEO of Busey Bank since March 2025. He also serves as Chairman of FirsTech, Inc. Prior to its merger with Busey in 2025, Mr. Maddox served as President and CEO of CrossFirst Bankshares, Inc. since June 1, 2020, and CEO of CrossFirst Bank since November 28, 2008. He served as President of CrossFirst Bank from November 2008 until June 2022 when the roles of CEO and President of the Bank were split. He is involved with a number of community organizations, including the Kansas City Civic Council. Has served as Chairman & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Also serves as Chairman of Busey Bank, along with a director of FirsTech. Offers 40 years of diverse financial services experience and extensive board involvement with a conservative operating philosophy and management style that focuses on Busey’s associates, customers, communities and shareholders. He also serves on the board of directors for Desert Mountain Club and the Champaign Illinois Kennel Club. Van A. Dukeman Chairman & CEO of First Busey Corporation Chairman of Busey Bank Experienced Management Team Mike J. Maddox Vice Chairman & President of First Busey Corporation President & CEO of Busey Bank Joined Busey in 2008 and has nearly 30 years of financial and leadership experience. Oversees various areas at Busey and its subsidiaries, including human resources, corporate communications, executive administration, marketing, the overall Busey experience, enterprise and strategic projects, as well as consumer and digital banking. Prior to Busey, Mrs. Randolph worked for 10+ years with CliftonLarsonAllen LLP. She also serves on the board of directors for the Illinois Bankers Association and Illinois Bankers Business Services. Amy L. Randolph EVP & Chief Operating Officer Joined Busey in January 2020 with over 25 years of financial leadership experience, including a 16-year tenure with KeyCorp. Oversees various areas at Busey and its subsidiaries, including enterprise, operational and third- party risk management, compliance, fair and responsible banking, vendor management, model risk, business continuity and information security. She is the Chair of the Board for the Cleveland Hearing and Speech Center and also serves on the ProSight Financial Association Board of Directors. Monica L. Bowe EVP & Chief Risk Officer Joined Busey in 2025 with the CrossFirst Bankshares merger and oversees various areas at Busey and its subsidiaries, including all information technology and business services and systems, service support, enterprise lending services, enterprise deposits and payments, and facilities. Prior to Busey’s acquisition of CrossFirst Bankshares, Inc. in March 2025, Ms. Fauss held multiple executive leadership roles with CrossFirst Bank, most recently serving as Chief Operating Officer. She serves as Secretary of the Down Syndrome Innovations Board of Directors, on the Kansas City Board of Directors as Immediate Past President of Breakthrough T1D (formerly JDRF) and is involved with the American Heart Association’s Go Red for Women. Amy J. Fauss EVP & Chief Information and Technology Officer Joined Busey in 2011 and has over 20 years of experience in the financial services industry, including more than 18 years in banking. Mr. Jorstad oversees all aspects of credit administration at Busey Bank, including commercial and consumer credit, portfolio monitoring and special assets. In addition, he oversees Busey’s Life Equity Lending (LEL) group. Before being named Chief Credit Officer in 2025, he was President of Credit and Bank Administration for three years after serving as Co-Chief Banking Officer from 2020 to 2022. Mr. Jorstad has also held the role of Regional President for Commercial Banking—overseeing business banking efforts, including Agricultural, Commercial, Construction and Real Estate financing. He also serves on the board of directors for Intersect Illinois and the St. Matthew Education Commission in Champaign, IL. Chip Jorstad EVP & Chief Credit Officer Joined Busey in 2019 and was named Interim Chief Financial Officer in February 2025. Mr. Phillips is a Certified Public Accountant. Prior to his current role, he served as Corporate Controller and Principal Accounting Officer for Busey. With more than 20 years professional experience— 15 of which are in banking—Mr. Phillips started his career as a Senior Auditor at Deloitte and Touche before becoming the SEC Reporting Project Manager at BB&T Corporation (now Truist Financial). He also served as the Director of Financial Reporting and Chief Accounting Officer for Florida Community Bank. Mr. Phillips is an active member of the American Institute of Certified Public Accountants (AICPA). Scott A. Phillips EVP & Interim Chief Financial Officer and Chief Accounting Officer Joined Busey in December 2011 and has over 40 years of legal experience. He oversees all legal matters and leads Busey’s corporate governance efforts. Prior to joining Busey, he was a shareholder in the law firm of Meyer Capel. Mr. Powers serves on the board of trustees for Holy Cross Church and the board of directors for St. Thomas More High School in Champaign, IL. John J. Powers EVP & General Counsel

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE 30

Fully Integrated Wealth Platform

Busey WEALTH® MANAGEMENT
As of 6/30/25

$14.1 Billion	$67.7 Million	45.7%
Assets Under Care	*LTM Revenue*[1]	*PT Margin LTM*

Core Principles

I. Client-Focused Strategy

Trusted fiduciaries that identify prudent financial solutions to meet client-specific needs and objectives and help clients make better decisions about their wealth

II. Team-Based Approach

Collaborative team of experienced, credentialed professionals with broad resources that excels in developing unique solutions for clients

III. Comprehensive Wealth Management

Fully internalized investment office and an investment philosophy that uses a tailored approach to provide proactive advice, empowering clients to make appropriate financial choices to meet their goals in every aspect of their financial health

Wealth Client Segments

PERSONAL SERVICES

- Family Office
- High Net Worth
- Mass Affluent and Emerging Wealth

INSTITUTIONAL SERVICES

- Retirement Plans
- Corporations & Municipalities
- Foundations and Endowments
- Not-for-Profit Organizations


CLIENT

Integrated Core Capabilities to Service Personal & Institutional Clients

INVESTMENT MANAGEMENT

- Preserving and growing wealth with enhanced asset allocation & tax efficient strategies

RETIREMENT PLANNING

- Goal-based advisory including life insurance, long-term care, executive stock option strategies

TAX PLANNING & PREPARATION

- Deduction maximization, capital event planning, tax-advantaged savings & investment strategies

FIDUCIARY ADMINISTRATION

- Trust services, estate planning, and philanthropic advisory

PRIVATE CLIENT

- Concierge banking with one point of contact that coordinates all banking needs

AG SERVICES

- Farm management and brokerage

[1] Wealth Management segment

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 31

FirsTech, A Uniquely Positioned Payment Technology Company

firstech
As of 6/30/25

$11 Billion *Payments Processed LTM*

45 Million *Transactions Processed LTM*

$21.7 Million *LTM Revenue* [1]

Payments Segments

Integrated Receivables

Services

- Lockbox
- eLockbox

Sales Channels

- Enterprise Sales Team
- Financial Institutions (FI) Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health

Electronic Payments

Services

- Online (Core)
- Customer Service Rep., Mobile, Interactive Voice Response (IVR)
- Internet Agent Service, Walk-in
- Statement of Work (SOW), Time & Materials

Sales Channels

- Enterprise Sales Team
- FI Sales Team
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health
- Small and medium-sized businesses (SMB)

Merchant Services

Services

- Point of Sale
- Online

Sales Channels

- Merchant Sales Team
- Agent Referrals
- FI Reseller Sales
- Partnerships

Lines of Business

- Financial Institutions
- Municipalities, Government
- Utilities, Telecom, Insurance
- Health
- SMB

[1] Revenue equates to all revenue sources tied to FirsTech and excludes intracompany eliminations

32 322Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE FirsTech, A Uniquely Positioned Payment Technology Company Through continued growth of the Busey/FirsTech relationship and new opportunities for collaboration, FirsTech is uniquely positioned to leverage our relationship to grow in both Enterprise and FI verticals. Verticals & Products

33 332Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Estimated accretion schedule of loan discounts based on anticipated contractual cash flows assuming forward curve In addition to CrossFirst Bankshares acquisition completed 3/1/25, these projections include remaining purchase accounting impact from prior M&A transactions, including acquisition of Merchants & Manufacturers Bank Corporation completed on 4/1/24 Purchase Accounting Projections ($ in thousands) Actuals Accretion/Amortization Impact Item ($ in thousands) 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 Thereafter Loans Accretion 2,272 6,576 5,364 4,787 4,317 4,095 3,856 3,573 72,102 CD Accretion 659 921 135 -5 -8 -6 -7 -5 289 Borrowings Amortization -203 -378 -369 -370 -367 -358 -358 -359 -3,693 Net NII Impact 2,728 7,119 5,130 4,412 3,942 3,731 3,491 3,209 68,698 Core Deposit Intangible & Wealth Intangibles Amortization -3,083 -4,592 -4,503 -4,427 -4,287 -4,227 -4,147 -4,078 -80,719 Total Pre-Tax Income Impact -355 2,527 627 -15 -345 -496 -656 -869 -12,021 1 1 2Q25 loan accretion variance from prior quarter’s projections due to accelerated PCD loan payoffs in excess of scheduled accretion

34 342Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non-GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to Busey’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring items and provide additional perspective on Busey’s performance over time. Included in the Appendix are tables that present reconciliations between these non-GAAP measures and what management believes to be the most directly comparable GAAP financial measures. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates, estimated federal income tax rates, or effective tax rates, as noted with the tables below.

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 35

Non-GAAP Financial Information *(Unaudited)*

Pre-Provision Net Revenue and Related Measures

(dollars in thousands)		Three Months Ended June 30, 2025	Three Months Ended March 31, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Net interest income (GAAP)		$ 153,183	$ 103,731	$ 82,532	$ 256,914	$ 158,386
Total noninterest income (GAAP)		44,863	21,223	33,703	66,086	68,616
Net security (gains) losses (GAAP)		(5,997)	15,768	353	9,771	6,728
Total noninterest expense (GAAP)[1]		(127,833)	(112,030)	(75,906)	(239,863)	(147,353)
Pre-provision net revenue (Non-GAAP)	[a]	64,216	28,692	40,682	92,908	86,377
Acquisition and restructuring expenses, excluding initial provision expenses		16,600	26,026	2,212	42,626	2,620
Realized net (gains) losses on the sale of mortgage service rights		—	—	(277)	—	(7,742)
Adjusted pre-provision net revenue (Non-GAAP)	[b]	$ 80,816	$ 54,718	$ 42,617	$ 135,534	$ 81,255
Average total assets	[c]	$ 19,068,086	$ 14,831,298	$ 12,089,692	$ 16,961,396	$ 12,056,950
Pre-provision net revenue to average total assets (Non-GAAP)[2]	[a÷c]	1.35 %	0.78 %	1.35 %	1.10 %	1.44 %
Adjusted pre-provision net revenue to average total assets (Non-GAAP)[2]	[b÷c]	1.70 %	1.50 %	1.42 %	1.61 %	1.36 %

1. Beginning in the second quarter of 2025, Busey revised its presentation, for all periods presented, to reclassify the provision for unfunded commitments so that it is now included within the provision for credit losses; therefore, it is no longer included within total noninterest expense.
2. Annualized measure.

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 36

Non-GAAP Financial Information *(Unaudited)*

Adjusted Net Income, Average Tangible Common Equity, and Related Ratios

(dollars in thousands, except per share amounts)		Three Months Ended June 30, 2025	Three Months Ended March 31, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Net income (loss) (GAAP)	[a]	$ 47,404	$ (29,990)	$ 27,357	$ 17,414	$ 53,582
Day 2 provision for credit losses[1]		—	45,572	—	45,572	—
Adjustment of initial provision for unfunded commitments due to adoption of new model		4,030	—	—	4,030	—
Other acquisition expenses		16,600	26,026	2,212	42,626	2,497
Restructuring expenses		—	—	—	—	123
Net securities (gains) losses		(5,997)	15,768	353	9,771	6,728
Realized net (gains) losses on the sale of mortgage servicing rights		—	—	(277)	—	(7,742)
Related tax (benefit) expense[2]		(4,971)	(22,069)	(572)	(27,040)	(402)
Non-recurring deferred tax adjustment[3]		328	4,591	1,446	4,919	1,446
Adjusted net income (Non-GAAP)[4]	[b]	57,394	39,898	30,519	97,292	56,232
Preferred dividends	[c]	155	—	—	155	—
Adjusted net income available to common stockholders (Non-GAAP)	[d]	$ 57,239	$ 39,898	$ 30,519	$ 97,137	$ 56,232
Weighted average number of common shares outstanding, diluted (GAAP)	[e]	90,883,711	68,517,647	57,853,231	80,251,577	57,129,865
Diluted earnings (loss) per common share (GAAP)	[(a-c)÷e]	$ 0.52	$ (0.44)	$ 0.47	$ 0.22	$ 0.94
Weighted average number of common shares outstanding, diluted (Non-GAAP)[5]	[f]	90,883,711	69,502,717	57,853,231	80,251,577	57,129,865
Adjusted diluted earnings per common share (Non-GAAP)[5,6]	[d÷f]	$ 0.63	$ 0.57	$ 0.53	$ 1.21	$ 0.98
Average total assets	[g]	$ 19,068,086	$ 14,831,298	$ 12,089,692	$ 16,961,396	$ 12,056,950
Return on average assets (Non-GAAP)[6]	[a÷g]	1.00 %	(0.82)%	0.91 %	0.21 %	0.89 %
Adjusted return on average assets (Non-GAAP)[4,6]	[b÷g]	1.21 %	1.09 %	1.02 %	1.16 %	0.94 %
Average common equity		$ 2,180,963	$ 1,932,407	$ 1,331,815	$ 2,057,372	$ 1,303,770
Average goodwill and other intangible assets, net		(494,473)	(411,020)	(376,224)	(452,978)	(364,620)
Average tangible common equity (Non-GAAP)	[h]	$ 1,686,490	$ 1,521,387	$ 955,591	$ 1,604,394	$ 939,150
Return on average tangible common equity (Non-GAAP)[6]	[(a-c)÷h]	11.24 %	(7.99)%	11.51 %	2.17 %	11.47 %
Adjusted return on average tangible common equity (Non-GAAP)[4,6]	[d÷h]	13.61 %	10.64 %	12.85 %	12.21 %	12.04 %

1. The Day 2 provision represents the initial provision for credit losses recorded in connection with the CrossFirst acquisition to establish an allowance on non-PCD loans and unfunded commitments and is reflected within the provision for credit losses line on the Statement of Income.
2. Tax benefits were calculated for the year-to-date periods using tax rates of 26.51% and 25.03% for the six months ended June 30, 2025 and 2024, respectively. Tax benefits for the quarterly periods were calculated as the year-to-date tax amounts less the tax reported for previous quarters during the year.
3. A deferred valuation tax adjustment in 2025 was recorded in connection with the CrossFirst acquisition and the expansion of Busey's footprint into new states. Additionally, 2025 includes a write-off of deferred tax assets related to non-deductible acquisition-related expenses. A deferred tax valuation adjustment in 2024 resulted from a change to Busey's Illinois apportionment rate due to recently enacted regulations. Deferred tax adjustments are reflected within the income taxes line on the Statement of Income.
4. Beginning in 2025, Busey revised its calculation of adjusted net income for all periods presented to include, as applicable, adjustments for net securities gains and losses, realized net gains and losses on the sale of mortgage servicing rights, and one-time deferred tax valuation adjustments. In 2024, these adjusting items were previously presented as further adjustments to adjusted net income.
5. Dilution includes shares that would have been dilutive if there had been net income during the period.
6. Annualized measure.

37 372Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information (Unaudited) Tax-Equivalent Net Interest Income, Adjusted Net Interest Income, Net Interest Margin, and Adjusted Net Interest Margin Three Months Ended Six Months Ended (dollars in thousands) June 30, 2025 March 31, 2025 June 30, 2024 June 30, 2025 June 30, 2024 Net interest income (GAAP) $ 153,183 $ 103,731 $ 82,532 $ 256,914 $ 158,386 Tax-equivalent adjustment1 791 537 402 1,328 851 Tax-equivalent net interest income (Non-GAAP) [a] 153,974 104,268 82,934 258,242 159,237 Purchase accounting accretion related to business combinations (7,119) (2,728) (812) (9,847) (1,016) Adjusted net interest income (Non-GAAP) [b] $ 146,855 $ 101,540 $ 82,122 $ 248,395 $ 158,221 Average interest-earning assets (Non-GAAP) [c] $ 17,700,356 $ 13,363,594 $ 11,000,785 $ 15,543,955 $ 11,003,344 Net interest margin (Non-GAAP)2 [a÷c] 3.49% 3.16% 3.03% 3.35% 2.91 % Adjusted net interest margin (Non-GAAP)2 [b÷c] 3.33% 3.08% 3.00% 3.22% 2.89% ___________________________________________ 1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans. 2. Annualized measure.

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 38

Non-GAAP Financial Information *(Unaudited)*

Adjusted Noninterest Income, Revenue Measures, Adjusted Noninterest Expense, Efficiency Ratios, and Adjusted Noninterest Expense to Average Assets

(dollars in thousands)		Three Months Ended June 30, 2025	Three Months Ended March 31, 2025	Three Months Ended June 30, 2024	Six Months Ended June 30, 2025	Six Months Ended June 30, 2024
Net interest income (GAAP)	[a]	$ 153,183	$ 103,731	$ 82,532	$ 256,914	$ 158,386
Tax-equivalent adjustment[1]		791	537	402	1,328	851
Tax-equivalent net interest income (Non-GAAP)	[b]	153,974	104,268	82,934	258,242	159,237
Total noninterest income (GAAP)		44,863	21,223	33,703	66,086	68,616
Net security (gains) losses		(5,997)	15,768	353	9,771	6,728
Noninterest income excluding net securities gains and losses (Non-GAAP)	[c]	38,866	36,991	34,056	75,857	75,344
Realized net (gains) losses on the sale of mortgage service rights		—	—	(277)	—	(7,742)
Adjusted noninterest income (Non-GAAP)	[d]	$ 38,866	$ 36,991	$ 33,779	$ 75,857	$ 67,602
Tax-equivalent revenue (Non-GAAP)	[e = b+c]	$ 192,840	$ 141,259	$ 116,990	$ 334,099	$ 234,581
Adjusted tax-equivalent revenue (Non-GAAP)	[f = b+d]	192,840	141,259	116,713	334,099	226,839
Operating revenue (Non-GAAP)	[g = a+d]	192,049	140,722	116,311	332,771	225,988
Adjusted noninterest income to operating revenue (Non-GAAP)	[d÷g]	20.24 %	26.29 %	29.04 %	22.80 %	29.91 %
Total noninterest expense (GAAP)[2]		$ 127,833	$ 112,030	$ 75,906	$ 239,863	$ 147,353
Amortization of intangible assets		(4,592)	(3,083)	(2,629)	(7,675)	(5,038)
Noninterest expense excluding amortization of intangible assets (Non-GAAP)[2]	[h]	123,241	108,947	73,277	232,188	142,315
Acquisition and restructuring expenses, excluding initial provision expenses		(16,600)	(26,026)	(2,212)	(42,626)	(2,620)
Adjusted noninterest expense (Non-GAAP)[2]	[i]	$ 106,641	$ 82,921	$ 71,065	$ 189,562	$ 139,695
Efficiency ratio (Non-GAAP)[2]	[h÷e]	63.91 %	77.13 %	62.64 %	69.50 %	60.67 %
Adjusted efficiency ratio (Non-GAAP)[2]	[i÷f]	55.30 %	58.70 %	60.89 %	56.74 %	61.58 %
Average total assets	[j]	$ 19,068,086	$ 14,831,298	$ 12,089,692	$ 16,961,396	$ 12,056,950
Adjusted noninterest expense to average assets (Non-GAAP)[2,3]	[i÷j]	2.24 %	2.27 %	2.36 %	2.25 %	2.33 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. Beginning in the second quarter of 2025, Busey revised its presentation, for all periods presented, to reclassify the provision for unfunded commitments so that it is now included within the provision for credit losses; therefore, it is no longer included within total noninterest expense. This change affects all measures and ratios derived from total noninterest expense.
3. Annualized measure.

2Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 39

Non-GAAP Financial Information *(Unaudited)*

Tangible Assets, Tangible Common Equity, and Related Measures and Ratio

(dollars in thousands, except per share amounts)		As of June 30, 2025	As of March 31, 2025	As of June 30, 2024
Total assets (GAAP)		$ 18,918,740	$ 19,464,252	$ 11,971,416
Goodwill and other intangible assets, net		(488,181)	(496,118)	(370,580)
Tangible assets (Non-GAAP)[1]	[a]	$ 18,430,559	$ 18,968,134	$ 11,600,836
Total stockholders' equity (GAAP)		$ 2,412,546	$ 2,179,606	$ 1,333,810
Preferred stock and additional paid in capital on preferred stock		(215,197)	(7,750)	—
Common equity	[b]	$ 2,197,349	$ 2,171,856	$ 1,333,810
Goodwill and other intangible assets, net		(488,181)	(496,118)	(370,580)
Tangible common equity (Non-GAAP)[1]	[c]	$ 1,709,168	$ 1,675,738	$ 963,230
Tangible common equity to tangible assets (Non-GAAP)[1]	[c÷a]	9.27 %	8.83 %	8.30 %
Ending number of common shares outstanding (GAAP)	[d]	89,104,678	90,008,178	56,746,937
Book value per common share (Non-GAAP)	[b÷d]	$ 24.66	$ 24.13	$ 23.50
Tangible book value per common share (Non-GAAP)	[c÷d]	$ 19.18	$ 18.62	$ 16.97

Core Deposits and Related Ratio

(dollars in thousands)		As of June 30, 2025	As of March 31, 2025	As of June 30, 2024
Total deposits (GAAP)	[a]	$ 15,801,772	$ 16,459,470	$ 9,976,135
Brokered deposits, excluding brokered time deposits of $250,000 or more		(353,614)	(722,224)	(43,089)
Time deposits of $250,000 or more		(827,762)	(867,035)	(314,461)
Core deposits (Non-GAAP)	[b]	$ 14,620,396	$ 14,870,211	$ 9,618,585
Core deposits to total deposits (Non-GAAP)	[b÷a]	92.52 %	90.34 %	96.42 %

1. Beginning in 2025, Busey revised its calculation of tangible assets and tangible common equity for all periods presented to exclude any tax adjustment.